Exhibit 24.2
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Neil Smit, Paul E. Martin, Kevin D. Howard and Grier C. Raclin with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and any and all amendments (including post-effective amendments) to the registration statement (File No. 333-131251-03), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: January 25, 2006	By:	/s/ Nathaniel A. Davis
		Name:	Nathaniel A. Davis
		Title:	Director of Charter Communications, Inc.